UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 15, 2024

Date of Report (date of earliest event reported)

GIGCAPITAL5, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40389	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As previously disclosed, on December 13, 2023, GigCapital5, Inc. (the “Company”) issued an additional unsecured non-convertible promissory note to GigAcquisitions5, LLC, a Delaware limited liability company (the “Sponsor”), as amended on February 7, 2024 (the “Second Non-Convertible Working Capital Note”) for a collective principal amount of $262,246.92.

On February 15, 2024, the Company amended and restated the Second Non-Convertible Working Capital Note (the “Third Non-Convertible Working Capital Note”) to reflect an additional principal amount of $35,000 extended by the Sponsor to the Company for a collective principal amount under the Third Non-Convertible Working Capital Note of $297,246.92. The Third Non-Convertible Working Capital Note was issued to provide the Company with additional working capital and will not be deposited into the Trust Account. The Company issued the Third Non-Convertible Working Capital Note in consideration for an additional loan from the Sponsor to fund the Company’s working capital requirements.

The Third Non-Convertible Working Capital Note bears no interest and is repayable in full upon the consummation of a business combination by the Company.

A copy of the Third Non-Convertible Working Capital Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, of the 8,657,593 shares of common stock outstanding and entitled to vote, 8,136,762 shares were represented, constituting a quorum. The final results for the matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The stockholders approved and adopted the Business Combination Agreement, dated as of December 8, 2022, as amended (the “Business Combination Agreement”), by and among the Company, QT Imaging, Inc. (“QT Imaging”), and QTI Merger Sub, Inc. (“Merger Sub”), and approved the transactions contemplated thereby (together, the “Business Combination”), including the merger of Merger Sub with and into QT Imaging, with QT Imaging surviving the merger, and the issuance of common stock of the Company to QT Imaging equity holders as merger consideration, by the votes set forth in the table below:

For	Against	Abstained
8,136,762	0	0

Proposal 2: The stockholders voted in favor of considering and voting upon a proposal to amend the Company’s current amended and restated certificate of incorporation (“Charter”) to provide for the classification of its Board into three classes of directors with staggered three-year terms of office and to make certain related changes:

For	Against	Abstained
8,136,762	0	0

Proposals 3A and 3B: The stockholders voted in favor of authorizing an additional share capital to the aggregate of 510,000,000 shares, consisting of 500,000,000 shares of common stock, and 10,000,000 shares of preferred stock, and amending the Company’s Charter to provide for certain additional changes, including but not limited to, changing the Company’s name from “GigCapital5, Inc.” to “QT Imaging Holdings, Inc.” and eliminating certain provisions specific to GigCapital5’s status as a blank check company:

For	Against	Abstained
8,136,762	0	0

Proposal 4: The stockholders approved the election, effective upon the closing of the Business Combination (the “Closing”), of seven directors to serve staggered terms on the Board until the 2025, 2026 and 2027 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified:

For	Against	Abstained
8,136,762	0	0

Proposal 5: The stockholders approved, for purposes of complying with applicable listing rules of the Nasdaq Global Market, (i) the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including up to 14,778,170 shares of common stock to the QT Imaging equity holders; and (ii) the issuance of an aggregate of up to $50,000,000 of common stock of QT Imaging Holdings, Inc. from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing:

For	Against	Abstained
8,136,762	0	0

Proposal 6: The stockholders approved the QT Imaging Holdings, Inc. 2024 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under such Incentive Plan:

For	Against	Abstained
8,013,048	123,714	0

No other items were presented for stockholder approval at the Annual Meeting.

Item 7.01	Regulation FD Disclosure.

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On February 22, 2024, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

10.01	Third Non-Convertible Working Capital Note dated February 15, 2024

99.1	Press Release, dated February 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2024

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer, President, Secretary, and Director